EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Lund International Holdings, Inc. on Form S-8 (File Nos. 33-64083 and 33-37160) of our reports dated August 21, 1996, on our audits of the consolidated financial statements and financial statement schedule of Lund International Holdings, Inc. as of June 30, 1996 and for the year then ended, which reports are included (or incorporated by reference) in this Annual Report on Form 10-K.



                                               COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
September 25, 1996